Exhibit 10.1

                          TRANSITION SERVICES AGREEMENT


     THIS TRANSITION SERVICES AGREEMENT (this "Agreement") is made as of December 27, 2001, by and among TekInsight.com, Inc. ("TekInsight"), DynCorp ("DynCorp"), and TekInsight Services, Inc. as of the date of this Agreement ("DynTek", and collectively with TekInsight and DynCorp, the "Parties"). Capitalized terms used but not defined herein have the meanings set forth in the Agreement and Plan of Reorganization (the "Reorganization Agreement") and the related Agreement and Plan of Merger (together with the Reorganization Agreement, the "Merger Agreements"), dated as of April 25, 2001, as amended, by and among TekInsight, DynCorp, DynTek and DynCorp Management Resources, Inc. (the "Company").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, pursuant to Sections 5.2 and 5.3 of the Reorganization Agreement, it is a condition precedent to the obligation of the parties thereto that DynCorp, TekInsight and DynTek enter into this Agreement to provide certain such post-closing services to DynTek.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties do hereby agree as follows:

     Section 1.        Services.
     --------------------------

     (a) During the Term (as defined in Section 6 hereof), DynCorp shall provide to DynTek the following services (the "Services"): (i) accounting services described on Exhibit A hereto, (ii) the information technology services described on Exhibit B hereto, (iii) bid and proposal services described on Exhibit C hereto and (iv) the right to occupy a portion of the premises described on Exhibit D subject to the terms set forth thereon, in each case, such services to be provided for the periods set forth in the applicable Exhibit. Exhibits A through D are hereby incorporated herein by reference and are collectively referred to herein as Schedule A.

     (b) DynCorp agrees to perform or cause to be performed all Services under this Agreement with reasonable care, using that degree of skill and attention it has exercised with respect to the operations of the Company prior to the Closing, and to the same extent and in the same manner that it provided the Services to the Company prior to the Closing Date. Under no circumstances shall DynCorp be required to provide Services hereunder (i) not being provided, or having been provided, to the Company on and/or within nine (9) months prior to the date hereof, (ii) to entities other than DynTek, (iii) to an extent greater than being provided, or having been provided, on or within nine (9) months prior to the date hereof, or (iv) in support of operations conducted at locations not being supported on or within nine (9) months prior to the date hereof. If and to the extent that DynTek changes in any material respect the manner in which DynTek conducts business from the manner conducted by the Company prior to the

Closing Date and such changes materially impact or affect the nature or delivery of the Services by DynCorp, then DynTek and DynCorp hereby agree to discuss any necessary or appropriate changes in the Services or the manner in which they are performed so as to determine whether, how, and the terms upon which the Services or are to be provided given such changes.

     Section 2.        Fees.
     ----------------------

     (a) DynCorp shall provide the Services in exchange for the applicable fees therefor as set forth in Schedule A or B, as applicable. In addition, DynTek shall reimburse DynCorp for any licensing, permit or usage fees imposed by, and any out-of-pocket expenses payable to, any third party that is not an affiliate of DynCorp that are necessary for DynCorp to provide the Services during the Term.

     (b) Not more than 30 days following the end of each calendar month during the term of this Agreement, DynCorp shall deliver an invoice to DynTek for the Services performed under this Agreement and the estimated fees and out-of-pocket expenses related thereto incurred during the preceding calendar month which are reimbursable under the terms of this Agreement. DynTek shall pay each such invoice in full within 30 days after its receipt thereof. Following the end of each fiscal year of DynCorp, estimated fees shall be reconciled with DynCorp's actual costs for the period, and DynCorp shall deliver a reconciliation invoice to DynTek. If the aggregate actual costs exceed the estimated fees for the period, DynTek shall pay the amount of the difference to DynCorp; if the aggregate actual costs are less than the estimate fees, company Parent shall pay DynTek the amount of the difference. DynTek shall pay all federal, state, and local taxes based upon or arising out of the Services rendered under this Agreement other than any taxes based upon or imposed on gross receipts, net income, net worth or net profits of DynCorp. If DynTek fails to pay any amount within 45 days of its receipt of the invoice therefor, then, in addition to any other remedies available, DynCorp may (a) apply an interest charge, against the amount past due, at the rate of 1% percent per month (or fraction thereof), not to exceed the maximum legal rate, until paid, (b) suspend performance following 30 days' prior written notice to DynTek, (c) terminate this Agreement without incurring further liability to DynTek pursuant to the provisions set forth below in Section 6, and (d) immediately exercise its right to offset any amounts currently maintained by DynCorp against amounts past due.

     Section 3. Termination or Reduction of Services. Upon DynTek's written notice delivered from time to time to DynCorp to terminate or reduce the scope of provision of any Service, DynCorp will terminate or reduce the scope of, as applicable, the provision or performance of such Service as soon as is reasonably practicable, but in any event not later than 30 days after such notice is given; provided, however, that DynTek shall provide at least 30 days written notice of any termination of its occupancy of certain premises as described on Exhibit D. For any Services terminated or reduced in accordance with this Section at any time other than on the last day of a calendar month, all monthly fees shall be prorated, or, in the case of the reduction in a level of service, reduced proportionately to reflect such reduction in service level, based on the actual number of days during which the applicable Services were performed or provided divided by the actual number of days in the calendar month in which such Services are terminated or reduced.

     Section 4.        Indemnification.
     ---------------------------------

     (a) Each of DynTek and DynCorp shall indemnify and hold harmless the other and its respective Affiliates from and against any and all losses, claims, expenses and liabilities incurred as a result of any breach by such indemnifying party of its obligations hereunder.

     (b) Except for remedies that cannot be waived as a matter of law (and injunctive or provisional relief) the indemnities provided in this Agreement shall be the sole and exclusive remedy of the indemnified party for claims or other actions or proceedings to which the applicable indemnifying party's indemnification obligations hereunder may apply.

     Section 5.        Disclaimer; Limited Liability.
     -----------------------------------------------

     (a) EXCEPT AS PROVIDED IN SECTION 1(B), COMPANY PARENT MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES OR GUARANTEES RELATING TO THE SERVICES TO BE PERFORMED UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE).

     (b) IN NO EVENT SHALL THE PARTIES AND/OR THEIR AFFILIATES OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE REGARDLESS OF THE FORM OF ACTION OR LEGAL THEORY FOR INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND RELATED TO THE PERFORMANCE OR NON-PERFORMANCE OF THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOSS OF DATA (OTHER THAN LIABILITY FOR THE COST OF REENTRY OF SUCH DATA) OR BUSINESS INTERRUPTION, EXCEPT TO THE EXTENT THAT SUCH DAMAGES ARE AWARDED TO A THIRD PARTY.

     (c) THE CUMULATIVE LIABILITY OF COMPANY PARENT FOR ALL DIRECT DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND REGARDLESS OF THE FORM OF ACTION OR LEGAL THEORY SHALL NOT EXCEED THE AMOUNT OF FEES PAID TO COMPANY PARENT HEREUNDER. THE PARTIES UNDERSTAND THE LIMITATION ON DAMAGES DESCRIBED HEREIN TO BE A REASONABLE ALLOCATION OF RISK AND THE PARTIES EXPRESSLY CONSENT WITH RESPECT TO SUCH ALLOCATION OF RISK. IN ALLOCATING RISK UNDER THIS AGREEMENT, THE PARTIES AGREE THAT THE DAMAGE LIMITATION SET FORTH ABOVE SHALL

APPLY TO ANY ALTERNATIVE REMEDY ORDERED BY A COURT IN THE EVENT SUCH COURT DETERMINES THAT THE SOLE AND EXCLUSIVE REMEDY PROVIDED FOR IN THIS AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE.

     (d) COMPANY PARENT AND/OR ITS AFFILIATES SHALL NOT BE LIABLE TO NEWCO FOR ANY LOSSES RELATING TO THE PERFORMANCE OR NON-PERFORMANCE OF THE SERVICES, UNLESS SUCH LOSSES ARE THE DIRECT RESULT OF WILLFUL OR RECKLESS CONDUCT OR GROSS NEGLIGENCE ON THE PART OF COMPANY PARENT AND/OR ITS AFFILIATES.

     (e) The Parties shall cooperate with each other with respect to resolving any claim or liability between each other, including by making commercially reasonable efforts to mitigate or resolve any claim or liability.

     Section 6. Effective Date; Service Period. This Agreement shall become effective, without further action by any Party, upon the Closing Date or on such other date as DynTek and DynCorp may agree to in writing (the "Effective Date"). The Services shall commence upon the Effective Date and the Services shall continue for a period ending no later than the 12-month anniversary of the Effective Date (the "Term"), except as otherwise expressly provided herein or in Schedule A with respect to specific Services. Further, either DynTek or DynCorp may terminate the Services following written notice to the other upon the material breach or failure by the other Party to perform its obligations arising under this Agreement (including any nonpayment within 45 days of receipt of an appropriate invoice as referred to in Section 2 above), which material breach or failure (other than non-payment) is not cured within 30 days after written notice of such breach or failure is given by the non-breaching party to the breaching party, or, in the case of nonpayment, which nonpayment is not cured within ten days after written notice is given.

     Section 7. Guarantee. TekInsight hereby irrevocably, unconditionally and without limit guarantees the timely and complete fulfillment of all obligations of DynTek hereunder.

     Section 8. Notice. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile or email transmission (with confirmation back of delivery) or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged), as follows:

         If to DynTek or TekInsight:     TekInsight.com, Inc.
                                         18881 Von Karman Ave., Suite 250
                                         Irvine, CA 92612
                                         Attn: Steve Ross, President
                                         Facsimile No.: (949) 955-0086
                                         Email: sross@tekinsight.com

         With copies to:                 Nixon Peabody LLP
                                         437 Madison Avenue
                                         New York, NY 10022
                                         Attn:  Peter W. Rothberg, Esquire
                                         Facsimile No: (212) 940-3111
                                         Email: Prothberg@Nixonpeabody.com

         If to DynCorp:                  DynCorp
                                         11710 Plaza America Drive
                                         Reston, Virginia  20190
                                         Attn:  H. Montgomery Hougen
                                         Vice President & Secretary
                                         Facsimile No. (703) 261-5078
                                         Email: monty.hougen@dyncorp.com

         With copies to:                 DynCorp
                                         11710 Plaza America Drive
                                         Reston, Virginia  20190
                                         Attn:  David L. Reichardt
                                         Senior Vice President & General Counsel
                                         Facsimile No. (703) 261-5074
                                         Email: david.reichardt@dyncorp.com

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     Section 9. No Third Party Beneficiaries. Except as expressly provided herein, nothing herein is intended to confer upon any person, other than the parties and their respective permitted assignees, any rights, obligations or liabilities under or by reason of this Agreement.

     Section 10. No Assignment. Neither this Agreement nor any rights or obligations hereunder shall be assignable by either of the parties hereto; provided that DynCorp may delegate all or any portion of its obligations to perform Services under this Agreement to one or more of its Affiliates, it being understood that DynCorp shall be responsible for the performance of its obligations under this Agreement notwithstanding any such delegation.

     Section 11. Independent Contractor. The parties hereto understand and agree that this Agreement does not make either of them an agent or legal representative of the other for any purpose whatsoever. No party is granted, by this Agreement or otherwise, any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of any other party, or to bind any other party in any manner whatsoever. The parties expressly acknowledge (i) that DynCorp is an independent contractor with respect to DynTek in all respects, including, without limitations the provision of the Services and (ii) that the parties are not partners, joint venturers, employees or agents of or with each other.

     Section 12. Non-Waiver. No failure on the part of a party to exercise any remedy or right under this Agreement and no delay in the exercise of any such remedy or right shall operate as a waiver.

     Section 13. Modifications, Amendments and Waivers. This Agreement may be amended, modified, or supplemented only by written agreement of the parties.

     Section 14. Severability. Any provision of this Agreement which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     Section 15. Force Majeure. Neither DynTek nor DynCorp shall be liable for any default or delay in the performance of its obligations under this Agreement for any period to the extent that such default or delay is caused, directly or indirectly, by any "force majeure" event, including but not limited to: (a) fire, flood, elements of nature or other acts of God; (b) any outbreak or escalation of hostilities, war, acts of terrorism, riots or civil disorders in any country; (c) any act or omission of (in the case of DynCorp) DynTek or any of its Affiliates or (in the case of DynTek) DynCorp or any of its Affiliates or, in either case, of any governmental authority; (d) any labor disputes (whether or not the employees' demands are reasonable or within a party's power to satisfy); or (e) nonperformance by a third party or any similar cause beyond the control of a party, such as fluctuations in telecommunications or other equipment. In any such event, the party obligated to perform the obligation shall be excused from any further performance and observance of all obligations so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

     Section 16. Governing Law. This Agreement and the legal relations between the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Virginia applicable to contracts made and performed in such State and without regard to conflicts of laws doctrines.

     Section 17. Counterparts This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

               [Remainder of this page left intentionally blank.]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.




                                      DynCorp



                                    By  /s/ H. Montgomery Hougen
                                      ------------------------------------------
                                      Name: H. Montgomery Hougen
                                      Title: Vice President and Secretary



                                      TekInsight Services, Inc.



                                    By  /s/ Steve Ross
                                      ------------------------------------------
                                      Name: Steve Ross
                                      Title:President


                                    TekInsight.com, Inc.



                                    By /s/ Steve Ross
                                      ------------------------------------------
                                      Name: Steve Ross
                                      Title:President

                                   SCHEDULE A

                                    EXHIBIT A

                               Accounting Services


1. Company parent hereby grants the services of its Accounting services on an "as needed basis" for the period of 12 months after the closing of the merger. These services may include the following services provided to DMR currently which include payroll, accounts payable, general ledger and treasury. DynTek shall have the right to use these services to the same extent and in the same manner as using currently prior to the closing date of the merger.

2.      The rates for these services shall be as described on Schedule B hereto.


3. These services may be discontinued per Section 3 of the Transition Services Agreement to which this schedule is attached.

                                   SCHEDULE A

                                    EXHIBIT B

                         Information Technology Services



1. Company parent hereby grants the services of its Management Information Systems Department on an "as needed basis" for the period of time DynTek occupies the office space of the parent. These services may include the following services provided to DMR currently which include infrastructure voice and data support, IT support, Enterprise support and server management. DynTek shall have the right to use these services to the same extent and in the same manner as using currently prior to the closing date of the merger.

2.      The rates for these services shall be as described on Schedule B hereto.

3. These services may be discontinued per Section 3 of the Transition Services Agreement to which this schedule is attached.

                                   SCHEDULE A

                                    EXHIBIT C

                            Bid and Proposal Services

1. Company parent hereby grants the services of its I&ET Bid and Proposal Services Center on a "cost reimburseable, as needed basis" for the period of time DynTek occupies the office space of the parent. These services may include the following services provided to DMR currently which include proposal production, graphics, desktop publishing, writers, editors and consultants. DynTek shall have the right to use these services to the same extent and in the same manner as using currently prior to the closing date of the merger.

2. It is understood by both parties that these labor services are to be furnished on a cost reimburseable basis, and that the rates shown in paragraph 3 of Exhibit C represent current averages that may be used for DynTek's estimating purposes. Travel and other charges will be charged and reimbursed based on actual costs. The actual cost for the services shall be billed and paid in accordance with the terms of Paragraph 2 of the Transition Services Agreement to which this schedule is attached. The rates are valid for estimating purposes through December 31, 2001, and will be revised annually

3. The rates for these Proposal Service Center services, per hour or fraction thereof, are shown below.

Graphics                                                           $ 68

Publishers                                                         $ 63

Editor/Writers                                                     $ 77

Director                                                          $ 130

Managers                                                          $ 106

Consultants                 same hourly rate as charged to DynCorp I&ET

4. Capture managers are not a part of the Proposal Service Center and will be provided on an as available basis. For estimating purposes, the following rate may be used.

Capture Manager            $82/hour

In addition to salary, capture managers are incentivized based upon the DynCorp I&ET Business Development Executive Compensation Plan. NEWCO agrees to pay the commissions earned under this Plan to DynCorp I&ET for payment to the applicable capture manager.

                                   SCHEDULE A

                                    EXHIBIT D

                              Real Estate Services

1. DynCorp hereby grants a license to permit the use by the employees of DynTek that were formerly employees of the Company (as well as members of DynTek management and other employees of DynTek on a guest or visiting basis from time to time) to occupy and use the office space currently being occupied by the Company located at 11710 Plaza America Dr., in Reston, Virginia, comprising approximately 4,292 square feet (the "Premises") through [last day of anniversary month of the merger], 2002 (the "Occupancy Period"); provided however that the the Occupancy Period shall automatically be extended on a month-to-month basis thereafter unless either DynCorp or DynTek gives 90 days' written notice to the other that it does not intend that the Occupancy Period shall be further extended; and provided further however that in the event DynCorp sells, assigns or terminates its interest in the Premises, whether owned or leased, during the Occupancy Period, DynCorp shall have the right upon 90 days' notice to DynTek to terminate DynTek's right and license to occupy and use the Premises and TekInsight shall cause DynTek to, and DynTek shall, promptly vacate the Premises. DynTek shall have to right to occupy and use the Premises (and related common facilities, maintenance and support services) to the same extent and in the same manner as the Company occupied and used such premises (and related common facilities, maintenance and support services) prior to the Closing Date. In accordance with the terms of Paragraph 2 of the Transition Services Agreement to which this Schedule is attached, DynTek may reduce its occupancy and use of the Premises at a minimum of 1000 square feet; provided, however, that if DynTek reduces its occupancy of the Premises, DynCorp shall have the right upon 90 days' notice to DynTek to change the location of the Premises to another DynCorp office space in Northern Virginia, subject to the same terms and conditions as applicable to the Premises; provided, further, that any reduction in occupancy and use of the Premises must be of contiguous space.

2. The rent for the Premises shall be $2.90 per square foot per month and shall be billed and paid in accordance with the terms of Paragraph 2 of the Transition Services Agreement to which this Schedule is attached. DynCorp shall continue to cause utilities and services to be provided to DynTek's employees and other occupants invited by DynTek at the Premises at no additional cost and at substantially their former level or amount prior to the Closing Date, as applicable.

3. DynTek shall comply with and abide by, and cause its employees, agents and guests to comply with and abide by, all reasonable rules and regulations relating to the Premises.

4. DynTek shall not be permitted to make any modification or attach any substantial fixtures or equipment to any Premises, either initially or at any other time during the term of the Agreement, without DynCorp's and, if required, the landlord's prior written approval.

5. DynTek will comply with all non-monetary provisions of the effective lease, to which DynCorp is a party, relating to the Premises.

6. DynTek shall carry commercial general liability insurance ("Liability Insurance") with a limit of at least $1,000,000 (combined single limit for bodily injury and property damage). DynTek's Liability Insurance is primary to DynCorp's Liability Insurance for occurrences in the Premises. The insurer must be licensed in the State of Virginia, give DynCorp thirty (30) days' notice of cancellation or reduction in coverage, and furnish DynCorp certificates of coverage on request. Under the Liability Insurance policy, the inclusion of additional insureds must not affect coverage for the named insured for claims made regarding this Agreement and the Premises against it by additional insureds where the claims would have been covered under the policy had the additional insured not been included. DynTek shall carry property insurance with respect to its furniture, fixtures and equipment providing "all risk" coverage. DynTek may use blanket policies. DynTek shall name DynCorp as an additional insured on its Liability Insurance and property insurance with respect to the Premises.

7. DynCorp shall not be liable for any loss or damage of or to the Premises or the fixtures or equipment of DynTek or the possessions of any person contained therein or any loss suffered by DynTek or invitees of DynTek caused by fire or any other hazards. DynCorp shall not be liable to DynTek or its employees for any loss or damage occasioned by failure to keep any Premises in repair, and shall not be liable for any damage done from plumbing, water, heat, air conditioning, electricity, gas, steam pipes of any kind, running or leaking of any wash stand or wastepipe, stairs, ramps, railings, walls, the backing up of any sewer pipe or downspout, water coming through or being on the roof, or broken glass in, above, upon, below or about the Premises, or from any damage arising from acts of DynCorp unless any of the aforesaid is caused by the gross negligence or willful misconduct of DynCorp, its employees, agents or subcontractors.

8. At the expiration of the Occupancy Period or any earlier termination of the Transition Services Agreement as it relates to the Premises, DynTek shall surrender peaceful possession of the Premises and may, at its expense, remove its personal property and, in the event of such removal, shall repair any damage caused by such removal.

9. If by fire or other casualty or any condemnation event, the Premises, or some portion of the DynCorp's leased or owned space but not the Premises is destroyed or damaged, DynCorp shall, in its sole discretion, have the right to terminate the right and license cof DynTek to occupy the Premises and DynTek shall promptly vacate same.

                                    EXHIBIT B

                                      Fees

Except as specifically set forth to the contrary in Schedule A, the fees for the services provided hereunder shall be a pro rata portion of DynCorp's actual costs for the services and charged to DynTek on a non-discriminatory basis. An extract of DynCorp's Cost Accounting Standards Board Disclosure Statement follows this page. Such costs are estimated in advance for billing, but reconciled following the end of the fiscal year. Also following this page, for illustrative purposes only, is an extract of DynCorp's G&A charges to DMR for the month of June 2001.

         Service Center - Software licenses, maintenance and service support

                  The allocation bases are as listed.
                  Software Package                              Basis for Charge
                  ----------------                              ----------------
                  Deltek                                        Total cost
                  Hyperion Enterprise                           Total Cost


         PeopleSoft HR/Benefits/Payroll

                  The allocation base for the PeopleSoft HR/Benefits/Payroll module is the monthly weighted average headcount of segments utilizing the modules. All allocations to I&ET segments are aggregated and transferred to I&ET Home Office.


         General Ledger Service Center

                  The General Ledger Service Center is allocated to the benefiting segments and home offices based on specific identification with any remaining costs not specifically identifiable allocated by segment in proportion of the identifiable portion to the whole. All segments participate in this Service Center except Norco, Ft. Rucker, DynMcDermott, and DynKePro will not participate in this pool. All allocations to I&ET segments are aggregated and transferred to I&ET Home Office.


         Accounts Payable Service Center - Reston

                  The Accounts Payable Service Center - Reston is allocated to the benefiting segments, Corporate, DI&ET Home
                  Office, Enterprise Services, Information Technology, DMR, Seat Management, DynTel, DynPort Vaccine Company (DVC) and AdvanceMed LLC based on percentage of number of vouchers. All allocations to I&ET segments are aggregated and transferred to I&ET Home Office.


         Payroll Service Center - Reston

                  The Payroll Service Center - Reston is allocated to the benefiting segments, Corporate, DI&ET Home Office, Enterprise Services, Information Technology, Norco, DynTel, Seat Management, DynKePro, DMR, DynPort Vaccine Company (DVC) and AdvanceMed LLC (ES Hanford and ES Rocky Flats excluded) based on percentage of cumulative weighted average monthly headcount of the benefiting segments. All allocations to I&ET segments are aggregated and transferred to I&ET Home Office.

         MIS - Server Management

                  The allocation base is personal computers in the Metro area..

         MIS - Infrastructure Management - Data

                  The allocation base is PeopleSoft users. All allocations to I&ET segments are aggregated and transferred to I&ET Home Office.


         MIS - Infrastructure Management - Voice

                  The allocation base is telephone lines. All allocations to I&ET segments are aggregated and transferred to I&ET Home Office.


         MIS - Enterprise Systems

                  The allocation base is PeopleSoft users. All allocations to I&ET segments are aggregated and transferred to I&ET Home Office.


         MIS - Customer Support

                  The allocation base is personal computers in the Metro area. All allocations to I&ET segments are aggregated and transferred to I&ET Home Office.

                  The Metro area is Edmund Halley, Plaza America, and Stevenson Ave. office buildings.





                                       G&A ALLOCATION SUMMARY
                                DMR (For illustrative purposes only)
                                         Month of June 2001
Divisional G&A:                                                 amounts in dollars ($)
------------------------------------------------------------------------------------------------------
                                                      Current           Prior           Monthly
                    Allocation                         Y-T-D            Y-T-D          Allocation
------------------------------------------------------------------------------------------------------
General ledger Service Center                            63,986.79        53,942.87         10,043.92
------------------------------------------------------------------------------------------------------
Accounts Payable Service Center                          26,576.23        21,435.00          5,141.23
------------------------------------------------------------------------------------------------------
Payroll Service Center                                    9,015.95         7,287.08          1,728.87
------------------------------------------------------------------------------------------------------
PeopleSoft (HR/Payroll)                                   1,866.68         1,546.11            320.57
------------------------------------------------------------------------------------------------------
PeopleSoft (Financial)                                        0.00                               0.00
------------------------------------------------------------------------------------------------------
 MIS Deltek                                               1,027.38           541.04            486.34
------------------------------------------------------------------------------------------------------
MIS Hyperion                                              1,221.99         2,048.97          (826.98)
------------------------------------------------------------------------------------------------------
MIS Enterprise Systems                                    3,313.90         2,795.73            518.17
------------------------------------------------------------------------------------------------------
MIS Infrastructure - Data                                 1,185.64         1,059.70            125.94
------------------------------------------------------------------------------------------------------
MIS Customer Support Center                               8,557.76         6,302.73          2,255.03
------------------------------------------------------------------------------------------------------
MIS Server Management                                     9,789.85         7,181.47          2,608.38
------------------------------------------------------------------------------------------------------
MIS Infrastructure Management - Voice                     4,984.65         3,107.82          1,876.83
------------------------------------------------------------------------------------------------------
MIS Training                                                  0.00                               0.00
------------------------------------------------------------------------------------------------------
PeopleSoft User Support                                   3,445.67         2,743.19            702.48
------------------------------------------------------------------------------------------------------
Facilities Allocation                                    76,379.94        63,558.55         12,821.39
------------------------------------------------------------------------------------------------------
                                                        211,352.43       173,550.26         37,802.17
                                                  ----------------------------------------------------
Corporate G&A:
------------------------------------------------------------------------------------------------------
                                                      Current           Prior           Monthly
                    Allocation                         Y-T-D            Y-T-D          Allocation
------------------------------------------------------------------------------------------------------
Business Development                                      9,811.89         9,049.45            762.44
------------------------------------------------------------------------------------------------------
Human Resources                                           9,465.36         7,361.24          2,104.12
------------------------------------------------------------------------------------------------------
Resystemization                                          10,604.36         7,880.14          2,724.22
------------------------------------------------------------------------------------------------------
MIS Corporate HR Support                                  1,018.37         1,087.58           (69.21)
------------------------------------------------------------------------------------------------------
Residual                                                128,177.46       109,354.46         18,823.00
------------------------------------------------------------------------------------------------------
                                                        159,077.44       134,732.87         24,344.57
                                                  ----------------------------------------------------
